Exhibit 99.1

FOR IMMEDIATE RELEASE Contacts: Gary Fischer Chief Financial Officer gfischer@axt.com Leslie Green Green Communications Consulting, LLC leslie@greencommunicationsllc.com

AXT, Inc. Announces a Preliminary Revenue Range for Second Quarter 2025

Second Quarter 2025 Earnings Announcement Scheduled for July 31, 2025

FREMONT, Calif., July 9, 2025 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today announced a preliminary revenue range for its second quarter, ended June 30, 2025.  AXT’s full financial results for the second quarter of 2025 are scheduled to be announced on July 31, 2025.

AXT expects preliminary revenue for the second quarter of 2025 to be in the range of $17.5 to $18 million, below the company’s previously stated guidance of $20 million to $22 million provided on May 1, 2025. The preliminary revenue range for the second quarter of 2025 is primarily the result of slower than expected issuance of export control permits for the company’s gallium arsenide products in Q2 and a weaker demand environment in China.

“Though we continue to feel confident about our participation in a number of exciting technology trends, the current geopolitical environment remains challenging across our business,” said Morris Young, chief executive officer. “Further, the demand environment in China has been weaker than expected for our gallium arsenide substrate business, as well as our consolidated raw material joint ventures. That said, we saw a meaningful increase in AI-related demand for indium phosphide in China during Q2 and were also pleased that our subsidiary, Beijing Tongmei Xtal Technology Co., (“Tongmei”), received its first export control permits for indium phosphide late in the quarter. In addition, we remain highly focused on gross margin improvement and despite the revenue shortfall, we expect to deliver Q2 2025 gross margins in the high single digits.”

The company will also host a conference call to discuss these results on July 31, 2025 at 1:30 p.m. PT. The conference call can be accessed at (800) 715-9871 (passcode 4378083). The call will also be simulcast at www.axt.com. Replays will be available at (800) 770-2030 (passcode 4378083) until Aug 7, 2025. Additional investor information can be accessed at http://www.axt.com.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. AXT’s worldwide headquarters are in Fremont, California and includes sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the Company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Updates Revenue Expectations for the Second Quarter 2025

July 9, 2025

Preliminary Results Disclosures and Forward-Looking Statements

The company’s actual results for the second quarter of 2025 are not yet available, have not yet been reviewed by our auditor, and may differ materially from the preliminary estimates above, which are not a comprehensive statement of the company’s financial results and are not necessarily indicative of the results to be expected for fiscal 2025 or any future period.

In addition, the foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding a preliminary revenue range and other financial results for the second quarter, ended June 30, 2025. Additional examples of forward-looking statements include statements regarding the market demand for our products, our product mix, our growth prospects and opportunities for continued business expansion, including technology trends, new applications and the ramping of Tier-1 customers, our market opportunity, our ability to lead our industry, our relocation, our expectations with respect to our business prospects and financial results, including our gross margin performance, and our development of larger diameter substrates that we believe will enable the next generation of technology innovation across a number of end-markets. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: the requests for redemptions by private equity funds in China of investments in Tongmei, the administrative challenges in satisfying the requirements of various government agencies in China in connection with the listing of shares of Tongmei on the STAR Market, continued open access to companies to list shares on the STAR Market, investor enthusiasm for new listings of shares on the STAR Market and geopolitical tensions between China and the United States. Additional uncertainties and factors include, but are not limited to: the timing and receipt of significant orders; the cancellation of orders and return of product; emerging applications using chips or devices fabricated on our substrates; end-user acceptance of products containing chips or devices fabricated on our substrates; our ability to bring new products to market; product announcements by our competitors; the ability to control costs and improve efficiency; the ability to utilize our manufacturing capacity; product yields and their impact on gross margins; the relocation of manufacturing lines and ramping of production; possible factory shutdowns as a result of air pollution in China or COVID-19; COVID-19 or other outbreaks of a contagious disease; tariffs and other trade war issues; the financial performance of our partially owned supply chain companies; policies and regulations in China; and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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